EXHIBIT 10.76

Date of Agreement: September 28, 2007

No 58. RENTAL AGREEMENT

PARTY A: Shanghai (Waigaoqiao) FTZ New Development Company Ltd.

PARTY B: Trio-Tech (Shanghai) Co., Ltd.

Property Address:	No. 273 Debao Road Factory No. 58
Level 1 (West), Waigaoqiao Free Trade Zone
Pudong 200131 Shanghai, China

RENTAL PERIOD = AUGUST 31, 2007 –AUGUST 30, 2010 (3 YRS)

RENTAL PER SQ MTR = 390 RMB
RENTAL PER YEAR = 259350 RMB
No change in rental rate for the first 3 years, then an increase of 3.3% every 3 years thereafter.
Management fee = 3 RMB per sq meter

4. Deposit

Once the agreement has been signed, within 10 days Party B must pay 3 months deposit of 64837.53 RMB. After 3 years, Party B can continue with the contract or if Party B does not wish to continue, it should notify Party A three months in advance. Party A will return the deposit within 10 days.

5. Handover

a.	Party A will handover the property to Party B beginning August 31, 2007 onward.
b.	Upon completion of 3 years, if Party B does not wish to continue, it will return the property to Party A.
c.	Party’s B water, electricity, gas and phone bills will be under a separate management agreement.

6. Usage of Rented Property

a.	Party A and Party B should abide with the management rules of the Shanghai WaiGaoQiao agreement.

b.	Party B will occupy the property as an industrial user. It will abide with the laws and regulations of Shanghai. Should there be any violations of the regulations, Party B will compensate.

c.	During the rental period, Party B should inform Party A should there be any changes to the facilities.

d.	If Party B needs to make any renovations to the facilities, it must first obtain Party A’s approval in writing.

e.
In order to ensure safety, Party B must obtain permits from the relevant governmental parties and abide to the rules relating to flammable items, hazardous items, and other rubbish and wastes, etc., otherwise Party B will have to bear all the consequences.

f.	Party B must ensure that in loading and unloading goods, it should not block the roads and should not cause traffic hazards.

g.	Party B must abide with the Shanghai’s rules on the greenery (environmental protection) and should not use the green areas.

h.	Party B will seek to protect whatever Party A has constructed, including all the underground facilities.

i.	Party B is responsible to upkeep and maintain the facilities in good condition at its own expense.

j.	Should there be any damages to public property by either party, damages will be borne by the respective party.

k.	Should Party A not meet the standards of the agreement, Party B has the right to reject paying the management fees.

7. Insurance

a.	Party B will insure its goods and assets

b.	Party A will insure its property, including all facilities.

8. Amendments to the Agreement

During the tenancy period, if Party A passes the rights of rental to a 3rd party, Party A has must give the 3rd party all the information, and the 3rd party must continue on with the agreement.

9. Violation of Agreement

1. If Party A:

a.	Provided property which did not meet specifications,
b.	Did not provide the correct property,
c.	Did not inform Party B and did something on the premises that caused loss to Party B,
d.	Did not rectify problem areas in time,
a.	Violated any other terms and conditions as per the contract.

2. If Party B:

a.	Damaged the property,
b.	Did not pay rent in time,
c.	Did not return the property in good condition to Party A.

3.  Whichever Party is the violating party,

Violation Fee = USD 100 per day.

4.  Besides the payment of the violation fee, there will be compensation fees involved with regards to changes to plans, etc. etc.

5. After the violation, if the party who did not violate the contract wants to continue with the contract, the violating party will have to continue with the contractual agreement.

6. Violation fees and compensation fees should be paid in full within 10 days.

10.  Exemption Clauses (Force Majuere)

In cases of unforeseen circumstances leading to Party A and Party B losses, Party A should within 90 days restore the facilities to its original conditions. Otherwise, both parties should discuss how best to resolve the issues and not cause further delay.

11. Resolution of Disputes

In case of disputes, both parties agree to go  to the Central Shanghai body for resolution.

 12. Miscellaneous Items

a.	This contract is agreed upon by both parties through mutual discussion and agreement.

b.	Should there be a need for amendments to the agreement, both parties must discuss and agree.

13. Validity of Agreement

a.	Once the agreement has been signed, Party A is responsible for the provision of the property and services and Party B is responsible for all the applications of the facilities within the property.

b.	The agreement will be signed by the representatives of both parties.

c.
The agreement will follow the laws of the Shanghai legal system, if there should be any case of invalidity due to certain laws, both parties must amend immediately so as to avoid liabilities to both parties.

d.	At the end of the rental period, Party B should apply for renewal 90 days before end of the contract. Otherwise, Party A has the right to rent to others.

e.	Either party has the right to cease the contract by giving 90 days advance notice.

f.	Party A can terminate the contract based on the following:

i.	Party B sublet the premises to other people.
ii.	Party B used the premises for businesses other than what was originally planned.
iii.	Party B performed illegal activities.
iv.	Party B delayed rental payment for 3 months.

g.	Party B can terminate the contract based on the following:

i.	Party A delayed in handing over the premises.
ii.	The premises were not provided according to what was contracted.
iii.	Party Aid not inform Party B and did something on the premises that caused loss to the Party B.

14. Registration of Contract

Within 30 days of signing the contract, Party A will send the contract to the Shanghai management committee for registration. Registration fees will be borne by both parties 50%.

15. Number of Copies

Both parties hereby signs 5 copies of the agreement. Should there be changes in the contact information, the parties should inform each other.